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                                                                     EXHIBIT 5.2

                   [LETTERHEAD OF MIDAMERICAN ENERGY COMPANY]


                                                               December 26, 2002

MidAmerican Energy Company
666 Grand Avenue
Des Moines, Iowa 50303

Ladies and Gentlemen:

                  I am the Assistant General Counsel of MidAmerican Energy Company, an Iowa corporation (the "Company"). I have served in such capacity in connection with the Registration Statement (as defined below) on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 12, 2002, as amended by Amendment No. 1 filed with the Commission on the date hereof (File No. 333-101800) (the "Registration Statement").

                  The Company has provided me with a draft prospectus (the "Prospectus") which is part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $600,000,000 aggregate offering price of
(i) one or more series of senior or subordinated debt securities (the "Debt Securities"), and (ii) one or more series of preferred stock, no par value per share (the "Preferred Stock").

                  In my capacity as the Assistant General Counsel of the Company, I am generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Preferred Stock. I have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of all such documents, corporate records and instruments of the Company as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. For purposes of this opinion, I have assumed that proper proceedings in connection with the authorization and issuance of the Preferred Stock will be timely and properly completed, in accordance with all requirements of applicable federal and Iowa laws, in the manner presently proposed.

                  As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

                  I am opining herein as to the effect on the Preferred Stock of the internal laws of the State of Iowa, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of
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any local agencies within any state. Certain issues involving the Debt
Securities under the internal laws of the State of New York are addressed in the opinion of Latham & Watkins, and I express no opinion with respect to those matters.

                  Based on and subject to the foregoing and the other qualifications set forth herein, it is my opinion that, as of the date hereof, when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), and applicable law, and upon adoption by the Board of Directors of the Company of one or more articles of amendment to the Articles of Incorporation in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such articles of amendment, (b) all consents, approvals and authorizations from, declarations by and registrations and filings with governmental authorities (including, without limitation, the Federal Energy Regulatory Commission and the Illinois Commerce Commission) required for the issuance and sale by the Company of the Preferred Stock have been obtained or made, and (c) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Articles of Incorporation at the time of issuance,
(iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

                  I consent to this opinion being filed as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus included therein.

                  This letter is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

                                                    Sincerely,

                                                    /s/ Paul J. Leighton

                                                    Paul J. Leighton, Esq.
                                                    Assistant General Counsel